Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT OF ALL CLAIMS

This Mutual Release and Settlement of All Claims (“Agreement”) effective this 27th  day of October, 2011 (the “Effective Date”) , is made and entered into by and among Ocean Way Investments, LLC, a California limited liability company (“Ocean Way”), Our World Live, Inc., a Nevada corporation (“OWL”) and wholly-owned subsidiary of Media Technologies, Inc., a Nevada corporation (“Media Tech”).  Ocean Way, OWL and Media Tech shall collectively be referred to as the “Parties.”

RECITALS

A.

Whereas, Ocean Way is the holder of that certain Convertible Promissory Note in the principal amount of $100,000 dated June 7, 2011, issued by OWL as the Borrower (the “Note”).  A copy of the Note is attached hereto as Exhibit A and incorporated herein by this reference.

B.

Whereas, on August 24, 2011, Ocean Way tendered is election to convert the Note into shares of common stock.

C.

Whereas, subsequent to Ocean Way’s election to convert but prior to the issuance of the shares, Media Tech approached Ocean Way along with all other holders of the Owl Notes seeking to have the note holders agree to extend the maturity date of the Note and the time before the Note would be convertible.

D.

Whereas, Ocean Way declined the request for extension and demand the repayment of the Note immediately, prior to the maturity date.

E.

Whereas, in order to avoid the time and expense of a dispute matter and protracted litigation, the Parties have agreed to settle their disputes, without admission of liability, on the terms and conditions set forth below.

AGREEMENT

1.

Payment.  Subject to and condition upon the release by Ocean Way of OWL, Media Tech and their respective, current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, as set forth below, Media Tech shall pay Ocean Way the total Sum of One Hundred Three Thousand Dollars ($103,000) representing the unpaid principal and a portion of the accrued interest on under the Note, as follows:

(a)

$25,000 payable on November 5, 2011; and

(b)

$78,000 payable on December 5, 2011.

(c)

All payments shall be made by check payable and delivered to Ocean Way Investments, LLC c/o Jeffrey

M. Verdon, Manager, 19800 MacArthur Blvd., Suite 1000, Irvine, CA 92616.

2.

Release by Ocean Way.  Subject to and conditioned upon the payment by Media Tech to Ocean Way, as set forth in Section 1, above and the release by OWL and Media Tech set forth in Section 3, below, Ocean Way hereby discharges and releases OWL, Media Tech and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, obligations, or causes of action heretofore or hereafter arising out of, connected with, or incidental to the Note and any rights thereunder, including any conversion rights, or any relationship between Ocean Way, OWL and Media Tech, prior to the effective date hereof.

3.

Release by OWL and Media Tech.  Subject to and conditioned upon the release by Ocean Way set forth in Section 2, above, OWL and Media Tech hereby discharge and release Ocean Way and its  current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest, from any and all claims, demands, obligations, or causes of action heretofore or hereafter arising out of, connected with, or incidental to the Note and any rights thereunder, or any relationship between Ocean Way, OWL and Media Tech, prior to the effective date hereof.

4.

No Admission of Liability.  It is understood and agreed that this Agreement was negotiated to resolve all outstanding issues between the Parties in order to avoid the time, effort and cost in continuing litigation.  The Parties agree that this Agreement was never intended and shall never constitute nor be construed as an admission of any liability or wrongdoing by any Party.

5.

Release of Unknown Claims.  It is intended that this Agreement shall be effective as a bar to all claims whether now known or unknown, and each of the Parties expressly waive any and all rights and claims under Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.

6.

Differences in Known Facts.  Each of the Parties understands and acknowledges that the facts under which this Agreement is made may later be determined to be inaccurate, incomplete or misleading.  Each of the Parties accepts the risks that the facts now believed to be true may later be determined to be inaccurate, incomplete or misleading and agrees that this Agreement shall nonetheless be and remain in all respects binding and effective on the Parties and not subject to termination or rescission.

7.

Consultation with Counsel.  The Parties acknowledge that they have consulted with their respective legal counsel before entering into this Agreement and have read, understood, and voluntarily agreed to execute this Agreement with full knowledge that it shall become a binding, enforceable legal contract.

8.

Modification.  No modification or amendment of this Agreement shall be of any force or effect unless in writing and executed by all the Parties that would be affected by the modification or amendment.

9.

No Other Representations or Warranties.  The Parties acknowledge that no representations or warranties of any kind have been made by anyone to induce the signing of this Agreement other than as set forth in writing herein.

10.

Ownership of Claims.  The Parties hereto represent and warrant that they have not assigned, transferred or otherwise encumbered any of the claims, demands, causes of action or interest herein settled, released or transferred and that they are fully entitled to enter into this Agreement.

11.

Notices.  All notices, requests, demands and other communications under this Agreement, including any request or demand for indemnification under paragraph 3, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

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If to Ocean Way, addressed to:

Ocean Way Investments, LLC

Attn: Jeffrey M. Verdon, Manager

19800 MacArthur Blvd., Suite 1000

 Irvine, CA 92616.

If to OWL, addressed to:

Our World Live, Inc.

Attn: Michael Williams, President

2360 Corporate Circle

Suite 425

Henderson, Nevada 89703

If to Media Tech, addressed to:

Media Technologies, Inc.

Attn: Bryant D. Cragun, President

2360 Corporate Circle

Suite 425

Henderson, Nevada 89703

With a Copy (which shall not constitute notice), addressed to Media Tech counsel:

Chachas Law Group P.C.

Attn: George G. Chachas

2445 Fifth Avenue, Suite 440

San Diego, CA 92101

12.

Payment of Costs and Expenses; Attorney’s Fees.  Each party hereto shall be responsible for the payment of its own costs, expenses and attorneys’ fees in conjunction with the matters referred to herein.  However, in the event litigation is commenced to interpret or enforce any of the provisions of this Agreement, to recover damages for the breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

13.

Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

14.

Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

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15.

Interpretation.  The provisions of this Agreement have been fully negotiated by the Parties and no statute or rule of interpretation requiring strict construction against the drafter of a contract shall apply to this Agreement.

16.

Signature in Counterpart; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be sufficient for execution of this Agreement.

17.

Severability.  In the event any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

18.

Entire Agreement.  This Agreement constitutes the entire Agreement between the Parties.  The terms of this Agreement are contractual and not merely recitals.  This Agreement is executed without reliance upon any representation by any Party or representative of any Party.  The undersigned have carefully read and understands the contents of this release and signs the same as their own free act.

19.

Authority to Execute the Agreement.  Each Party entity represents and warrants that the individual signing the Agreement on its behalf is authorized by that entity to do so.

IN WITNESS THEREOF, each of the undersigned has executed this Agreement effective as of the date and year first above written.

OCEAN WAY INVESTMENTS, LLC

Dated: October 27, 2011

/s/ Jeffrey M. Verdon

By:  Jeffrey M. Verdon

Its:  Manager

MEDIA TECHNOLOGIES

Dated: October 27, 2011

/s/ Bryant D. Cragun

By:  Bryant D. Cragun

Its: President

OUR WORLD LIVE, INC.

Dated: October 27, 2011

/s/ Michael Wiliams

By: Michael Williams

Its: President

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